Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned hereby appoints Richard R. Whitt III, Thomas S. Gayner, Jeremy A. Noble and Richard R. Grinnan (each with full power to act alone), as his or her true and lawful attorneys-in-fact, and grants unto each of them the authority in his or her name and on his or her behalf to execute and file (individually and in the capacity stated below) any documents relating to the registration by Markel Corporation (the “Company”) of securities of the Company in connection with the Company’s filing of one or more Registration Statements on Form S-3 and any and all amendments (including post-effective amendments) or supplements thereto, with all exhibits and documents required to be filed in connection therewith. The undersigned further grants unto each of them full power and authority to perform each and every act necessary in order to accomplish the foregoing registration as fully as the undersigned might do.

IN WITNESS WHEREOF, each of the undersigned has signed this power of attorney this 19th day of February, 2021.

/s/ Thomas S. Gayner	/s/ Diane Leopold
Thomas S. Gayner, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	Diane Leopold, Director

/s/ Richard R. Whitt III	/s/ Lemuel E. Lewis
Richard R. Whitt III, Co-Chief Executive Officer and Director (Co-Principal Executive Officer)	Lemuel E. Lewis, Director

/s/ Jeremy A. Noble	/s/ Anthony F. Markel
Jeremy A. Noble, Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Anthony F. Markel, Director

/s/ Oscar Guerrero	/s/ Darrell D. Martin
Oscar Guerrero, Chief Accounting Officer (Principal Accounting Officer)	Darrell D. Martin, Director

/s/ Steven A. Markel	/s/ Harold L. Morrison, Jr.
Steven A. Markel, Chairman of the Board and Director	Harold L. Morrison, Jr., Director

/s/ Mark M. Besca	/s/ Michael O’Reilly
Mark M. Besca, Director	Michael O’Reilly, Director

/s/ K. Bruce Connell	/s/ A. Lynne Puckett
K. Bruce Connell, Director	A. Lynne Puckett, Director

/s/ Stewart M. Kasen
Stewart M. Kasen, Director